EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of April 20, 2007, by and among MULTI SOLUTIONS, INC., a New Jersey corporation ("Parent"), MULTI SUB, INC., a New Jersey corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), USA REAL NEW TECHNOLOGY, INC., a New Jersey corporation ("Company"), as the direct parent of SHAANXI REAL NEW TECHNOLOGY CO. LTD., a limited liability corporation incorporated under the laws of The People's Republic of China ("Shaanxi") and ROBERT L. FROME ("Frome"), an individual, BRIDGE VENTURES, INC., a Florida corporation ("Bridge Ventures") and MICHAEL POTTER, an individual ("Potter")(Frome, Bridge Ventures and Potter are hereinafter collectively referred to as the "Controlling Shareholders")

         WHEREAS, the Controlling Shareholders are the holders of Parent's 6% Convertible Debentures in the aggregate principal amount of $105,000 (the "Debentures"), which Debentures convert into an aggregate of 73,839,393 shares of Parent's common stock, par value $.001 ("Parent Common Stock"); and

         WHEREAS, as of the date hereof the Controlling Shareholders have converted $26,880 of such aggregate principal balance of the Debentures into 18,903,031 shares of Parent Common Stock (the "Converted Shares") or 47.3% of the issued and outstanding shares of Parent on a fully diluted basis (excluding the Convertible Debentures) and 54,936,362 shares of Parent Common Stock remain issuable upon conversion of the remaining principal amount of Debentures (the "Unconverted Shares"); and

         WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and Company have determined that a merger of Acquisition Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which (i) the Controlling Shareholders shall sell to the Company's shareholders, on a pro rata basis, the Converted Shares, (ii) the Controlling Shareholders shall assign to the Company's shareholders the remaining amounts due under the Debentures (the "Debenture Assignments") and (iii) Parent shall, at such time as a Certificate of Amendment (the "Certificate of Amendment") is filed pursuant to Section 1.03 of this Agreement, issue to the shareholders of the Company, an aggregate of 9,296,619 additional shares of Parent Common Stock (or such other number of additional shares requested to be issued by the Company prior to the Effective Date (the "Additional Shares"), such Additional Shares being issued on a post Reverse Stock Split basis as contemplated by Section 1.03 of this Agreement and issue the Unconverted Shares upon conversion of the Debentures on a post Reverse Stock Split basis (the Converted Shares, the Debenture Assignments and the Additional Shares are hereinafter collectively referred to as the "Merger Consideration") in exchange for (i) all of the issued and outstanding shares of common stock of the Company (the "Company Stock") and $200,000 (the "Cash Consideration"); and

         WHEREAS, as a result of the foregoing, immediately after the Merger, the shareholders of the Company shall own 47.3% of the issued and outstanding total shares of Parent's Common Stock

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on a fully diluted basis (exclusive of the Debentures), and the  stockholders of the Parent (other than the Controlling Shareholders) shall own 52.7% of the Parent Common Stock (exclusive of the Debentures); and

         WHEREAS, at such time as the Certificate of Amendment is filed and the Additional Shares and Unconverted Shares (both on a post Reverse Stock Split basis) are issued, the Controlling Shareholders shall be issued an amount of shares of Parent Common Stock equal to two percent (2%) of the issued and outstanding shares of Parent Common Stock on a fully diluted, post Reverse Stock Split basis (the "2% Shares"); and

         WHEREAS, immediately after the issuance of the Unconverted Shares, the issuance of the Additional Shares and the issuance of the 2% Shares, (i) the shareholders of the Company shall own approximately 95% of the issued and outstanding shares of Parent Common Stock on a fully diluted basis, (ii) the shareholders of the Parent (other than the Controlling Shareholders) shall own approximately 3% (but not less than 0.4%) of the issued and outstanding shares of Parent Common Stock on a fully diluted basis and (iii) the Controlling Shareholders shall own 2% of the issued and outstanding shares of Parent Common Stock on a fully diluted basis; and

         WHEREAS, the parties hereto intend and accordingly designate the Merger so that the Merger shall qualify as a reorganization for federal income tax purposes under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New Jersey Business Corporation Act (the "NJBCA"), Acquisition Sub shall merge with and into Company at the Effective Time of the Merger (as defined in Section 1.03). Following the Effective Time, the separate existence of Company shall cease, and Company shall continue as the surviving corporation ("Surviving Corporation"), and shall assume all the rights and obligations of Acquisition Sub in accordance with the NJBCA. As a result of the Merger, Company shall be a wholly owned subsidiary of the Parent, with Shaanxi as an indi

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         SECTION 1.02  The Closing.

         (a) The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of McLaughlin & Stern, LLP on the 15th day of May 2007, commencing at 10:00am Eastern Daylight Saving Time (the "Closing Date"), unless another place or time is mutually agreed upon in writing by the parties; provided, however, that the Closing Date shall be no later than May 31, 2007.

         (b) At the Closing or prior thereto, Parent and Company shall exchange the various certificates, instruments and such documents referred to in Article VII of this Agreement.

         SECTION 1.03  Effective Time.

         (a) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, Acquisition Sub and Company shall file the Articles of Merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NJBCA and shall make all other filings or recordings required under the NJBCA in order to effectuate the Merger and in order to accomplish the proper execution of Acquisition Sub's and Parent's obligations under this Agreement.

         (b) The Merger shall become effective at such time as the Articles of Merger are duly filed with the New Jersey Secretary of State, or at such other time as the Parent and the Company shall agree as should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         (c) Upon the Effective Time, (i) the Controlling Shareholders shall deliver to the Company's shareholders the certificates evidencing the Converted Shares, with stock powers duly executed in blank, which shall be subject to the restrictions thereon as set forth in Section 1.08, and the Debenture Assignments and original Debentures, (ii) the Board of Directors of the Parent and shareholders owning a majority of the issued and outstanding shares of Parent Stock shall deliver to the Company's shareholders written consents (the "Consents") authorizing (i) the filing of a Certificate of Amendment so as to increase the Parent's authorized shares of Common Stock to not less than 200,000,000 shares of Common Stock and to authorize the issuance of 5,000,000 shares of "blank check" preferred stock, (ii) the approval of a reverse stock split of Parent's capital stock (the "Reverse Stock Split") on a one (1) for sixty four (64) or such other terms determined by the Company provided that the shareholders of Parent (excluding the Controlling Shareholders) shall own no less than 0.4% of the issued and outstanding shares of Parent Common Stock on a fully diluted basis, (iii) the issuance of the Additional Shares, the Unconverted Shares and the 2% Shares upon effectiveness of the Certificate of Amendment, (iv) authorization and approval of any such actions as the directors of Parent may determine are necessary, required or appropriate, including (if necessary) the approval of this Agreement and the transactions contemplated herein, and (v) the appointment of new directors as provided in Section 1.06 and the approval of change in the majority of Parent's Board of Directors.

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         (d) Promptly following the Effective Time, Parent shall  promptly  file with the Securities and Exchange Commission ("SEC"), pursuant to  Regulation 14C
under  the  Securities  and  Exchange  Act   of   1934   (the "Exchange Act"), a
preliminary information statement ("Information Statement") with respect to the actions taken pursuant to the Consents. Notwithstanding the foregoing, the parties hereto agree and acknowledge that the issuance of the Additional Shares and the Unconverted Shares, as well as the Reverse Stock Split shall not be effective until the Information Statement is circulated and the Certificate of Amendment is filed.

         (e) The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Acquisition Sub in order to carry out and effectuate the transactions contemplated by this Agreement. From the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Company and Acquisition Sub, all as provided under the NJBCA.

         SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the NJBCA.

         SECTION 1.05  Articles of Incorporation and Bylaws.

                  (a) The Articles of Incorporation of Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06 Directors. At the Closing Date, Jerome Goubeaux ("Goubeaux") and Ken Roberts ("Roberts"), the sole incumbent Directors of Parent shall stay in office and the Company shall nominate two additional members to the Board of Directors. Following the Closing, Parent shall distribute to the Parent's shareholders information with respect to the additional new directors to be elected to the Board in accordance with the Exchange Act and, following the expiration of any applicable notice period, and upon conversion of the Unconverted Shares, the Parent's incumbent directors shall resign, and be replaced by the Directors chosen by the holders of a majority of the then outstanding shares of Common Stock of the Parent.

         SECTION 1.07 Officers. At the Closing Date, the resignation letters of Gobeaux, the President of the Parent and Roberts, the Secretary of the Parent shall become effective, and the new officers of the Company, as determined by the Company, shall be appointed as officers of the Parent and the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. With each resignation, the resigning officers shall confirm in writing that he does not owe and is not owed anything by Parent.

         SECTION 1.08  Shares Not Registered. The Conversion Shares, the
Non-Converted   Shares   and   the   Additional   Shares,   issued     or     to
be    issued    by    either    the    Controlling    Shareholders  and/or   the

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Parent   to   the   Company's   shareholders,   when    issued,  will   not   be
registered   under   the   Securities   Act   of    1933,   as  amended ("Act"),
or   the  securities  laws  of  any  state  or  states,  but  shall be issued in reliance upon the exemptions from registration provided by Section 4(2) of the Act and/or Rule 505 or 506 of Regulation D under the Act and under analogous state securities laws, or upon any other such exemption, on the grounds that the issuance does not involve any public offering. The Conversion Shares, the Non-Converted Shares and the Additional Shares issued or to be issued by the Controlling Shareholders and/or the Parent will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale. All certificates evidencing the Conversion Shares, the Non-Converted Shares and the Additional Shares issued or to be issued by the Controlling Shareholders or Parent shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

                                   ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITALIZATION OF
                            THE CONSTITUENT ENTITIES

         SECTION 2.01 Effect on Capitalization. As of the Effective Time, by such actions to be taken by the parties' hereto, or otherwise by virtue of the Merger and without any action on the part of the holders of the Company's Common Stock or the holder of shares of capital stock of Acquisition Sub or Parent:

                  (a) Issuance of Conversion Shares; Assignment of Debentures. Subject to this Section 2.01, and subject to the Parent's capitalization prior to the execution of the Merger as set forth in Section 4.03, as of the Effective Time, the Controlling Shareholders shall (i) issue the shareholders of the
Company the Converted Shares and (ii) have assigned the Debentures to the shareholders of the Company, provided, however, that the conversion of the Debentures into the Unconverted Shares shall be contingent upon the filing of the Certificate of Amendment as set forth in Section 1.08. Upon issuance of the Conversion Shares, the shareholders of the Company will own 47.3% of the issued and outstanding shares of Parent on a fully diluted basis (excluding the Convertible Debentures) and the remaining shareholders of the Parent (excluding the Majority Shareholders) shall own 52.7% of the issued and outstanding shares of Parent on a fully diluted basis (excluding the Convertible Debentures).

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                  (b) Additional Shares;  Unconverted  Shares; 2%  Shares.  Upon
filing the Certificate of Amendment and upon effectiveness of the Reverse Stock Split the shareholders of the Company shall be issued the Additional Shares and shall convert the Debentures into the Unconverted Shares. Furthermore, the Controlling Shareholders shall be issued the 2% Shares. Immediately following
the  foregoing  issuances, (i)  the  shareholders  of  the  Company   shall  own
approximately 95% of the issued and outstanding shares of Parent Common Stock on
a  fully  diluted  basis, (ii) the  shareholders  of   Parent  (other  than  the
Controlling Shareholders) shall own approximately 3% (not less than 0.4%) of the issued and outstanding shares of Parent Common Stock on a fully diluted basis
and (iii)  the  Controlling  Shareholders  shall  own 2%  of  the   issued   and
outstanding shares of Parent Common Stock

                  (c) Cancellation of Company's Common Stock. As of the Effective Time, the Company's Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and holders of certificates representing the Company's Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the consummation of the Merger in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company's Common Stock.

                  (e) Cancellation of Treasury Stock. As of the Effective Time, each share of Parent's Common Stock held by the Parent as treasury stock shall be cancelled, and no payment shall be made with respect thereto.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Company represents and warrants to Parent and Acquisition Sub that the statements contained in this Article III are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date:

         SECTION 3.01 Organization. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the New Jersey and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect on Company. Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

         SECTION 3.02 Subsidiaries. Company directly owns one hundred percent (100%) of its sole subsidiary, Shaanxi. Except from Company's ownership as provided above, Company does not

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own, directly or indirectly, any capital stock or other ownership   interest  in
any corporation, partnership, joint venture or other entity.

         SECTION 3.03 Capitalization. As of the date of this Agreement, the Company's authorized capital is 300,000,000 shares of Common Stock, no par value, 8,750,000 of which shares are issued and outstanding. The Company's shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Company having the right to vote (or that are convertible into, or exchanged for, securities having the right to vote) on any matters on which members of Company may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which either is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in Company or obligating Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of the Company.

         SECTION 3.04 Authority.

                  (a) Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to the filing of the Articles of Merger. This Agreement has been duly executed and delivered by Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                  (b) The  Company's   Board   of   Directors  have duly adopted
resolutions  (i)   approving this Agreement and the Merger, and (ii) determining that the terms of the Merger are in the best interests of Company.

                  (c) The holders of the Company's capital stock have executed a written consent adopting resolutions approving this Agreement and the Merger.

         SECTION 3.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the applicable and relevant laws of the laws of the NJBCA, neither the execution, delivery or performance of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation of Company, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a

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"Governmental  Entity")  (except  where   the   failure  to obtain such permits,
authorizations,  consents   or   approvals   or   to make such filings could not
reasonably be expected to have a material adverse effect on Company or prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or
both)  a  default  (or  give   rise   to   any  right of termination, amendment,
cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company is a party or by which Company
or its  properties  or   assets  may  be bound; or (iv) violate any order, writ,
injunction, decree, statute, rule or  regulation applicable to Company or any of
its  properties   or   assets,  except  in the case of clauses (iii) or (iv) for
violations, breaches or defaults that could not reasonably be expected to have a
material   adverse   effect   on   Company   or  prevent or materially delay the
consummation of the Merger.

         SECTION 3.06 Financial Statements. The audited financial statements of Company as of and for the fiscal year ended December 31, 2005 (the "Balance Sheet Date") have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") with respect thereto throughout the periods involved as explained in the notes to such financial statements. The Company's financial statements present fairly, in all material respects, as are their respective dates the financial position of the Company. The Company did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations
(absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein presents fairly the assets of Company in accordance with GAAP.

         SECTION 3.07 Absence of Certain Changes or Events. Since the Balance Sheet Date, except as disclosed in the Company's audited financial statements as of and for the fiscal year ended December 31, 2006 to be provided to Parent pursuant to Section 5.05 of this Agreement, Company has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 8.03) with respect to Company.

         SECTION 3.08 No Undisclosed Liabilities. As of the Balance Sheet Date, except as disclosed in the Company's audited financial statements as of and for the fiscal year ended December 31, 2006 to be provided to Parent pursuant to
Section 5.05 of this Agreement, to the best knowledge of Company, Company has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Company (including the notes thereto). Since the Balance Sheet Date, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on Company, or would be required by GAAP to be reflected on a consolidated balance sheet of Company (including the notes thereto).

         SECTION 3.09 Litigation. There is no suit, claim, action, proceeding pending or threatened against Company, nor is there any investigation against Company threatened or pending before any Governmental Entity. Company is not subject to any outstanding order, judgment, writ, injunction or decree.

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         SECTION 3.10 Permits;  Compliance  with Law. Company holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on Company. Company is in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have a material adverse effect on the Company. As of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to Company is pending or, to the best knowledge of Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

         SECTION 3.11 Tax Matters. Company has filed or shall file as of the Closing Date all of its tax returns required to be filed since inception. All such returns and reports are accurate and correct in all material respects. Company has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable as of the Closing Date, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of Company, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Company.

         SECTION 3.12  Intellectual Property.

                  (a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on Company:

                           (1) Company owns, or is licensed or otherwise has the
legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted or as proposed to be conducted;

                           (2) no  claims  are pending or, to the best knowledge
of Company, threatened that Company is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to Company and, to the best knowledge of Company, there are no valid grounds for any such claims;

                           (3) to  the  best  knowledge of Company, all patents,
registered trademarks, service marks and copyrights held by Company are valid and subsisting.

                  (b) For  purposes  of  this Agreement, "Intellectual Property"
means patents, trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or
renewal     of      any      such        registration       or      application;

inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person, writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, any similar intellectual property or proprietary rights and computer programs and software; licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         SECTION 3.13 Risk Knowledge and Analysis. Each of the Company's shareholders, alone, or together with his or her adviser(s), has such knowledge and experience in financial, tax and business matters as to enable each of them to utilize the information made available by Parent, in connection with the and issuance of the Merger Consideration shares or any other consideration that may be involved, to evaluate the merits and risks of acquiring such shares and to make an informed investment decision with respect thereto. Each of the Company's shareholders confirms that, in making his or her decision to receive the Merger Consideration, such he or she has relied upon independent investigations made by him, or his representatives, including his own professional tax and other advisers, and that he and such representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from Parent or any person(s) acting on its behalf concerning the terms and conditions of this Agreement, and to obtain any additional information or documents, to the extent Parent possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by Parent.

         SECTION 3.14 Employment Controversies. There are no controversies pending or, to the knowledge of Company, threatened, between Company and any of its respective employees. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company.

         SECTION 3.15 Title to Property. Company has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

         SECTION 3.16 Environmental Matters. Company is not aware of nor has ever received notice of any past or present violations of any environmental laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

         SECTION 3.17 Interested Party Transactions. Since the Balance Sheet Date, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.18 Absence of Certain Payments. Neither Company, nor any of its respective affiliates, officers, directors, employees or agent or other people acting on behalf of Company have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977, or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither Company, nor any of its respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 3.19 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Company to Parent and Acquisition Sub in, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 3.20 Real Property. The Company does not own any real property. With respect to any lease and sublease to which the Company is a party: (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects in accordance with its terms; and (b) no party to the lease or sublease is in material breach or material default, and, to Company's knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration.

         SECTION 3.21 Brokers. Except for the arrangement described below on behalf of Parent in Section 4.25 below, Company has not engaged any broker, investment banker, financial advisor or other person, pursuant to which such party is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

REPRESENTATIONS  AND   WARRANTIES  OF PARENT AND ACQUISITION SUB AND CONTROLLING
SHAREHOLDERS

         Each of Parent, Acquisition Sub and Controlling Shareholders, jointly and severally, represents and warrants to Company that the statements contained in this Article IV are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date:

         SECTION 4.01 Organization. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to carry on its business as now being conducted or to
have   such   power    and    authority     could      not       be   reasonably
expected      to      (i)    prevent    or      materially         delay     the
consummation of the Merger, or (ii) have a material adverse effect on the Parent or the Acquisition Sub. Each of the Parent and the Acquisition Sub is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such good standing necessary.

         SECTION 4.02 Subsidiaries. In addition to Acquisition Sub, Parent's subsidiaries are Multi Soft, Inc. ("Multi Soft"), Netcast, Inc. ("Netcast") and Freetrek, Inc. ("Freetrek"), of which Parent owns respectively 51.3%, 45.8% and 75% of the issued and outstanding stock, on a fully diluted basis of each entity. All the outstanding shares of capital stock of Acquisition Sub, Netcast and Freetrek are owned by Parent, free and clear of all liens, and are duly authorized, validly issued, fully paid and nonassessable. As of January 31, 2007, Parent has transferred all of its shares of Netcast and Freetrek to the Controlling Shareholders or their designee. As of the Closing Date, the Controlling Shareholders shall have converted certain convertible debentures issued by Multi Soft (the "Multi Soft Debentures"), into 47,983,170 shares of Multi Soft common so that Parent owns 11.4% of the issued and outstanding shares of Multi Soft on a fully diluted basis. Except for the capital stock of the Acquisition Sub and 7,032,962 shares of common stock of Multi Soft, neither Parent nor Acquisition Sub owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity

         SECTION 4.03 Capitalization. The authorized capitalization of Parent consists of 40,000,000 shares of Common Stock, $.001 par value, all of which are issued and outstanding. 18,903,031 Unconverted Shares are owned by the Controlling Shareholders and the remaining shareholders of Parent own 21,096,969 shares. All issued and outstanding capital stock of Parent are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Parent, except as disclosed in Parent's SEC Documents or in this Agreement. As of the date of this Agreement and as of the Closing Date, with the exception of the Convertible Debentures, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Parent or Acquisition Sub to purchase, issue, sell, or otherwise cause to become outstanding any of their capital stock, outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Parent or Acquisition Sub, or voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Parent or Acquisition Sub. There are no preemptive rights applicable with respect to Parent's Common Stock.

         SECTION 4.04 Authorization. Each of Parent and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of each of Parent and Acquisition Sub has approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement including the Merger in accordance with the applicable New Jersey law and with the NJBCA and Acquisition Sub's articles of incorporation and bylaws. Parent, as sole stockholder of Acquisition Sub, has approved the Merger, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution, delivery, and performance, and the resolutions approving such Merger are irrevocable. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and constitutes their valid and binding obligations, enforceable against each of them in accordance with its terms.

         SECTION 4.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under the NJBCA, and except for the filings required to consummate the Merger and filing of the Information Statement, and any required Form 8-K, neither the execution, delivery or performance of this Agreement by Parent and Acquisition Sub nor the consummation by the Parent and Acquisition Sub of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Parent or Acquisition Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on Parent or Acquisition Sub or prevent or materially delay the consummation of the Merger),
(iii) result in a  violation  or  breach  of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent or Acquisition Sub is a party or by which the Parent or Acquisition Sub or their respective properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition Sub or any of their respective properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on Parent or Acquisition Sub or prevent or materially delay the consummation of the Merger.

         SECTION 4.06  Financial Statements / SEC Filings.

                  (a) Included in the last Form 10-KSB filed by Parent with the SEC are the audited balance sheet of Parent as of January 31, 2006, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended January 31, 2006, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

                  (b) The  financial  statements  of  Parent for the fiscal year ended January 31, 2007 have been prepared in accordance with GAAP and in accordance with the published rules and regulations of the SEC with respect thereto throughout the periods involved as explained in the notes to such financial statements. The Parent financial statements present fairly, in all material respects, as of their respective dates, the financial position of Parent. Parent did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein present fairly the assets of Parent in accordance with GAAP.

                  (c) With   the   exception  of any filings required to be made
pursuant to Section 16 of the Exchange Act, Parent has made all filings with the SEC that it has been required to make under the Securities Act of 1933 and the Securities Exchange Act of 1934. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. Each of Parent's SEC Documents has complied in all material respects with the Exchange Act in effect as of their respective dates. None of Parent's SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.07 Absence of Certain Changes or Events. Since January 31, 2007 Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 8.03) with respect to Parent.

         SECTION 4.08 No Undisclosed Liabilities. As of January 31, 2007, to the best knowledge of the Parent, neither the Parent nor the Acquisition Sub had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Parent or Acquisition Sub (including the notes thereto). Since the Most Recent Filing Date, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, neither the Parent nor the Acquisition Sub has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on the Parent or the Acquisition Sub, or would be required by GAAP to be reflected on a consolidated balance sheet of the Parent or the Acquisition Sub (including the notes thereto).

         SECTION 4.09 Benefit Plans. Neither Parent nor Acquisition Sub has operated any Pension Plan, Welfare Plan, or other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits.

         SECTION 4.10 Other Compensation Arrangements. Neither the Parent nor the Acquisition Sub is a party to any oral or written (i) consulting agreement that is terminable on more than 30 calendar days notice, or union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of Parent or Acquisition Sub, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan.

         SECTION 4.11 Litigation. To the knowledge of Parent, there is no suit, claim, action, proceeding pending or threatened against Parent, Acquisition Sub, or any of Parent's other subsidiaries nor is there any investigation against Parent, Acquisition Sub or any of Parent's other subsidiaries, threatened or pending before any Governmental Entity. Neither the Parent nor the Acquisition Sub is subject to any outstanding order, judgment, writ, injunction or decree.

         SECTION 4.12 Permits; Compliance with Law. Parent and Acquisition Sub do not hold any permits, licenses, variances, exemptions, orders and approvals of any Governmental Entities except for their incorporation and active status in Delaware (the "Parent Permits"). To its knowledge, as of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to the Parent or Acquisition Sub is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review. To its knowledge, Parent is and at all times has been in full compliance with the Sarbanes-Oxley Act of 2002 to the extent required.

         SECTION 4.13 Tax Matters. Parent has filed or shall file as of the Closing Date all of its tax returns required to be filed since inception. All such returns and reports are accurate and correct in all material respects. Parent has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable as of the Closing Date, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of Parent, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. To its knowledge, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Parent.

         SECTION 4.14  Intellectual Property.

                  (a) Parent does not own any Intellectual Property;

                  (b) no claims are pending or, to the best knowledge of Parent, threatened that Parent is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and, to the best knowledge of the Parent, there are no valid grounds for any such claims.

         SECTION 4.15 Knowledge of Risk. Each of the Parent's shareholders and members of Parent's Board of Directors, alone, or together with his or her adviser(s), has such knowledge and experience in financial, tax and business matters as to enable each of them to utilize the information made available by Company, in connection with the and the issuance of the Merger Consideration shares or with the receipt of Company's shares as part of the Transaction at subject, to evaluate the merits and risks of acquiring such shares of Company and to make an informed investment decision with respect thereto. Each of the Company's shareholders confirms that, in making his or her decision to sell his or her shares in Parent, such he or she has relied upon independent investigations made by him, or his representatives, including his own professional tax and other advisers, and that he and such representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from Company or any person(s) acting on its behalf concerning the terms and conditions of this Agreement, and to obtain any additional information or documents, to the extent Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by Company

         SECTION 4.16  Labor Matters.  Parent has no employees.

         SECTION 4.17 Title to Property. Parent has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

         SECTION 4.18 Environmental Matters. Parent is not aware of nor to its knowledge it has ever received notice of any past or present violations of any environmental laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against Parent based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

         SECTION 4.19 Interested Party Transactions. Since the Most Recent Filing Date, no event has occurred that would be required to be reported by Parent as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

         SECTION 4.20 Absence of Certain Payments. To its knowledge, neither the Parent nor any of its respective affiliates, officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977, or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. To its knowledge, neither the Parent nor any of its respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 4.21  Insurance.  Parent  does  not   maintain   any  insurance
policies.

         SECTION 4.22 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Parent and Acquisition Sub to Company, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 4.23 Contracts. Parent and Acquisition Sub are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition thereof and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Parent and Acquisition Sub have not taken adequate steps to prevent such a default from occurring. To its knowledge after reasonable inquiry Parent is not a party to any agreement (or group of related agreements) that:
(a) provides for payments greater than $5,000 per annum or that extends for more than one year in excess of $25,000 per annum; (b) concerns a partnership or joint venture; (c) guarantees any indebtedness; (d) concerns noncompetition; (e) relates to monies advanced or loaned to any of its directors, officers or employees; or (f) a default or termination would have a material adverse effect on the business, financial condition, operations or results of operations of Parent or Acquisition Sub. Also, there is no valid shareholders agreement in place.

          SECTION 4.24 Real Property. Neither Parent nor Acquisition Sub owns or leases any real property.

          SECTION 4.25 Brokers. Parent has engaged Waterville Research Inc. as a broker. Parent and the Controlling Shareholders, jointly and severally, acknowledge that it shall be their sole responsibility to pay Waterville any fees and commissions for which it may be entitled to in connection with the transactions contemplated by this Agreement. .

            SECTION 4.26 Exchange Act Registration; Listing. The Parent Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Pink Sheets. Parent has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act, and has no knowledge of whether any or all of the market makers intend to stop quoting the Parent Common Stock on the Pink Sheets.

         SECTION 4.27.  Officers and Directors.  Goubeaux  and  Roberts  are the
sole officers and directors of the Parent  and  shall  the  sole  officers   and
directors on the Closing Date.

         SECTION 4.28. Limitation of Liability of Controlling Shareholders. The liability of each Controlling Shareholder pursuant to the indemnification provisions in Section 6.02 or for breach of any warranty, covenant, representation, or for any other reason, shall be limited to the amount of Cash Consideration received by such Controlling Shareholder.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01 Payment of Certain Liabilities. As of the Effective Time, Parent shall cause all liabilities and obligations of Parent and of Acquisition Sub (including inter-company loans between Parent and any of its subsidiaries, legal, accounting and financial advisor fees), other than the Convertible Debentures, to be satisfied in full.

         SECTION 5.02 Registration Rights. The Controlling Shareholders shall have piggy-back registration rights with respect to the 2% Shares with respect to any registration statement filed by Parent (i) that registers shares held by Parent shareholders (other than on Form S-4 or Form S-8 promulgated under the Act or any successor forms thereto), and (ii) in connection with any financing transaction ("Financing") entered into by Parent following the Effective Time, provided, however, in connection with the Financing, (a) the 2% Shares shall subject to a lockup on re-sale for a period equal to six months from the effectiveness of such registration statement or, if an underwriter or placement agent is retained by Parent in connection with a Financing, such other time period as required by the underwriter or placement agent, and (b) Parent shall maintain the effectiveness of the registration statement for twelve (12) months following the expiration of the lockup.

         SECTION 5.03  Mutual  Use of Best Efforts. The Parties agree as follows
with   respect   to  the  period from and after the execution of this Agreement.

                  (a) Each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including the preparation of an 8-K regarding the Merger and the Information Statement to be filed after the Effective Date.

                  (b) Each of the parties hereto will give any notices (and will cause its subsidiary to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause its subsidiary to use its reasonable best efforts to obtain) any third party consents, that the other Parties reasonably may request in connection with this Agreement.

                  (c) Each of the parties hereto will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

                  (d) Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 5.03, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         SECTION 5.04 Conduct of Business of Parent. Until the Effective Time, or termination of this Agreement, Parent shall not, without the consent of the shareholders of the Company, do any of the following: (i) enter into any transaction outside the ordinary course of business; or (ii) enter into, assume or become bound or obligated by any agreement, contract or commitment or extend or modify the terms of any presently existing agreement which (a) involves the payment of greater than $5,000 per annum or that extends for more than one year and for such agreements in the aggregate such payments shall not exceed $10,000, except for the renewal of Parent's directors' and officers' insurance policy,
(b) increases the compensation of any employee, (c) involves any payment or obligation to any affiliate of Parent or (d) involves the sale, assignment or license of any material assets of Parent or any of its intellectual property; or
(iii) establish any new, or modify any existing, employee benefit, compensation or stock plan; or (iv) declare or pay any dividends or make any distribution of assets to its shareholders (except for its subsidiaries) or pay any bonuses or make any other extraordinary payments to its officers, directors or employees; or (v) grant any share options or issue any new shares or any other securities; or (vi) hire any new employees or consultants.

         SECTION 5.05 Delivery of Financial Statements of Company as of December 31, 2006. On or prior to the Closing, Company shall have delivered the audited financial statements of Company as of and for the fiscal year ended December 31, 2006. Such financial statements shall have been prepared in accordance with GAAP with respect thereto throughout the periods involved as explained in the notes to such financial statements. These financial statements shall present fairly, in all material respects, as of the date thereof, the financial position of the Company. The Company shall not have, as of the date of these financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein presents fairly the assets of Company in accordance with GAAP.

         SECTION  5.06.  Cancellation  of  Convertible   Securities.   With  the
exception of the Convertible Debentures and the Multi-Soft Debentures, all outstanding convertible securities issued by the Parent shall be cancelled as of the Closing Date.

         SECTION 5.07. Limitation of Liability of Controlling Shareholders. The liability of each Controlling Shareholder pursuant to the indemnification provision in Section 6.02, or for breach of any warranty, covenant, representation, or for any other reason, shall be limited to the amount of Cash Consideration received by such Controlling Shareholder.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid as of the Closing Date by the party incurring such fees or expenses, whether or not the Merger is consummated.

         SECTION 6.02  Indemnification.

                  (a) As of the Effective Time, the Controlling Shareholders agree that they shall indemnify and hold harmless the shareholders and officers/directors of the Company for any and all liabilities created or incurred between April 25, 2005 and the Effective Time. The foregoing indemnification shall continue in full force and effect for a period of one (1) year from the Effective Time, provided, however, (i) any claim(s) for indemnification must, in the cumulative aggregate amount, equal or exceed $25,000, (ii) that the aggregate liability of the Controlling Shareholders to indemnify the Company shall not exceed the net Cash Consideration, such amount being the Cash Consideration less liabilities, not to exceed $50,000, of Parent to be paid as of the Effective Time, and (iii) that the liability of each Controlling Shareholder pursuant to the indemnification provision herein, or for breach of any warranty, covenant, representation, or for any other reason, shall be limited to the amount of Cash Consideration received by such Controlling Shareholder.

                  (b) This Section 6.02 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the shareholders of the Company and their respective heirs, personal representatives, successors and assigns.

                  (c) A party that may be entitled to be indemnified pursuant to this Section 6.02 (the "Indemnified Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 6.02 except and only to the extent that the Indemnifying Party is materially prejudiced by such failure. Subject to any rights to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Section 6.02 within thirty (30) days after the receipt of written notice thereof from the Indemnified Party.

                  (d) The Indemnified Party shall notify the Indemnifying  Party of any claim or demand pursuant to Section 6.02, and if such claim or demand relates to a pending or threatened claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall have the right to control the defense of such claim. If the Indemnified Party elects to exercise such right it shall advise the Indemnifying Party of such exercise in such notice. If the Indemnifying Party acknowledges that such claim is a claim or demand for which it must indemnify, defend and hold harmless the Indemnified Party against or reimburse the Indemnified Party for under this Section 6.02, the Indemnifying Party shall have the right to defend any claim or demand asserted by a third party against the Indemnified Party for which the Indemnified Party does not elect to control the defense. The party controlling such defense shall have the right to employ counsel (reasonably acceptable to the other party) to defend such claim or demand. The party not controlling such defense shall have the right to participate in the defense of any claim or demand for which it is not controlling the defense, at its own expense. Each party shall make available to the other party or its agents all records and other materials in its possession reasonably required by the other party for its use in defending any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so. The Indemnifying Party shall not settle or compromise any such claim or demand, unless the Indemnified Party is given a full, complete and unconditional release of any and all liability by all relevant parties relating thereto.

                                  ARTICLE VII

                  EXCHANGE OF DOCUMENTS; CONDITIONS PRECEDENT

         SECTION 7.01 Prior to or at the Closing, and as a condition precedent to the obligations of the Company, each of the following documents, which shall be satisfactory in form and content to Company and its counsel, shall be delivered to the Company and/or its counsel:

         (a) A  shareholder   list   from  the transfer agent, and copies of all
             written instructions to transfer agent to issue shares, if any;

         (b) Resignation letters in forms satisfactory to the Company, effective as of the Closing from Goubeaux and Roberts and employees (if any) of the Parent;

         (c) A letter from legal counsel for Parent certifying, among other things, that (i) to his knowledge, after due inquiry, there are no claims, actions, suits, proceedings, or investigations pending or threatened against or affecting Parent, its subsidiaries or any of its properties, at law or in equity, before any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or before any arbitrator of any kind, (ii) that to his knowledge, after due inquiry, there are no judgments, decrees, injunctions, writs orders or other mandates outstanding to which Parent is a party
             or          by            which         Parent        is   bound or
             affected, or any default on Parent's or Acquisition Sub's part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, (iii) that the Merger and the transactions contemplated by this Agreement, including the transfer of the shares of Netcast and Freetrek have been duly authorized, (iv) the shares of stock of Netcast and Freetrek have been duly transferred and (v) the tradability under the Act of the Additional Shares and the Unconverted Shares to be issued after the Effective Time;

         (d) Certificates    evidencing    the  Conversion Shares issued to  the
             Controlling Shareholders, duly endorsed for transfer with medallion signature guaranteed, with stock powers duly executed in blank;

         (e) Assignments of the Debentures and original Debentures outstanding as of the Effective Date;

         (f) A certificate executed by Parent dated the Closing Date, and signed by each of the authorized officers of Parent, certifying that the representations and warranties of Parent contained in this Agreement are true and correct and that Parent has complied with all agreements and conditions required by this Agreement to be performed or complied with by it;

         (g) A certificate dated the Closing Date and signed by each of the authorized officers of Parent to the effect that no litigation, proceeding, investigation, or inquiry is pending, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or which might result in any material adverse change in any of the assets, properties, business, or operations of Parent;

         (h) A certified copy of the Articles of  Incorporation  of  Acquisition
             Sub;

         (i) A copy of the Consents as described in Section 1.03;

         (j) A certificate  executed  by  the Secretary of the Parent certifying
             (i) as to the resolutions of the Parent authorizing the transactions contemplated by this Agreement; and (ii) that attached to such certificate are true, correct and complete copies of the companies' charter documents and Bylaws;
;
         (k) A certificate executed by the Secretary of the Parent identifying its executive officers, or equivalents thereof and certifying as to the incumbency of the officers of the Parent;

         (l) Evidence of the transfer of the shares of Netcast and Freetrek and the conversion of the debentures issued from Multi Soft;

         (m) General releases from the Controlling Shareholders, officers and directors of Parent in favor of the Company and it shareholders;

         (n) Evidence of the retention of a transfer agent acceptable to the Company;

         (o) Audited financial statements of the Parent as of January 31, 2007; and

         (p) Any further document as may be reasonably requested by Company's legal counsel in order to substantiate any of the representations or warranties of Parent set forth herein.

         SECTION 7.02 Prior to or at the Closing, and as a condition precedent to the obligations of the Parent, each of the following documents, which shall be satisfactory in form and content to Parent and its counsel, shall be delivered to the Parent and/or its counsel:

         (a) Company shall provide Parent with its audited consolidated financial statements which shall comply in form and substance with applicable regulations of the SEC as of December 31, 2005 and December 31, 2006, and such unaudited financial statements and pro forma financial statements as required by the Information Statement, Form 8-K and other requirements of the SEC regarding the Merger;

         (b) The Cash Consideration, to be paid by wire transfer;

         (c) A certificate dated the Closing Date executed by the chief executive officer of the Company certifying (i) as to the resolutions of the shareholders and directors of the Company authorizing the transactions contemplated by this Agreement; (ii) that attached to such certificate are true, correct and complete copies of the companies' charter documents and Bylaws; and (iii) as to the executive officers, or equivalents thereof and certifying as to the incumbency of the officers of the Company; and

         (d) A certificate dated the Closing Date executed by the chief executive officer of the Company certifying that the representations and warranties of Company contained in this Agreement are true and correct and that Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

         SECTION 7.03. Due Diligence. As a condition precedent to Closing, the Parent and the Company shall be satisfied with their findings and evaluation in their due diligence.

                                 ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

         SECTION 8.02 Notices. All notices and other communications hereunder ("Notice") shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent,            Robert L. Frome
                  Acquisition Sub or the       c/o Olshan Grundman Frome Rosenzweig & Wolosky
                  Controlling Shareholders,    LLP
                  to:                          65 East 55th Street
                                               New York, NY 10022
                                               Facsimile: (212) 451-2222
                  with a copy to:              Michael H. Freedman, Esq.
                                               Law Offices of Michael H. Freedman, PLLC
                                               11 Bayside Avenue
                                               Port Washington, NY 11050
                                               Facsimile: (516) 767-1631
                  (b) if to the Company or,    245 Laurel Avenue
                  Shaanxi to:                  W. Keansburg, New Jersey 07734-3019
                                               Attn: Wen-Chung Kang
                                               Facsimile: (732) 495-3180
                  with a copy to:              Steven W. Schuster, Esq.
                                               McLaughlin & Stern, LLP
                                               260 Madison Avenue
                                               New York, New York 10016
                                               Facsimile:  (212) 448-0066

         SECTION 8.03 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with a person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of such person and its subsidiaries taken as a whole.

         SECTION 8.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 8.05  Entire  Agreement;   Third   Party   Beneficiaries.  This
Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey and, to the extent provided herein, the NJBCA, without regard to any applicable conflicts of law. The Parties hereto irrevocably further consent to the jurisdiction of the courts of the State of New Jersey and of any Federal court located in New Jersey in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

         SECTION 8.07 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither the Company nor Parent shall, nor shall Parent permit Acquisition Sub to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 8.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New Jersey in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of New Jersey. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

         SECTION 8.10 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.




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                                       25

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                  MULTI SOLUTIONS, INC.

                                  By:/s/ Jerome Goubeaux
                                     -------------------------------------------
                                          Jerome Goubeaux, President


                                  MULTI SUB, INC.

                                  By:/s/ Jerome Goubeaux
                                     -------------------------------------------
                                          Jerome Gobeaux, President


                                  USA REAL NEW TECHNOLOGY INC.

                                  By:/s/ Wen-Chung Kang
                                     -------------------------------------------
                                         Wen-Chung Kang, Chief Executive Officer


                                  SHAANXI REAL NEW TECHNOLOGY CO. LTD.

                                  By:/s/ Wen-Chung Kang
                                     -------------------------------------------
                                         Wen-Chung Kang, Chief Executive Officer


                                  BRIDGE VENTURES, INC.

                                  By:/s/ Harris Freedman
                                     -------------------------------------------
                                              Harris Freedman, Secretary

                                  /s/ Robert Frome
                                  ----------------------------------------------
                                              ROBERT FROME

                                  /s/ Michael Potter
                                  ----------------------------------------------
                                              MICHAEL POTTER


                                      26